competitioncommission
south africa

Form CC 4 (1)

About this Form

This form is issued in terms of sections 13 and 13A of the Competition Act.

Two copies of this form, and Schedule 1 and 2 as noted, together with a completed Statement of Merger Information in Form CC4 (2), must be filed in accordance with Competition Commission Rules 26 – 28.

Complete and sign the Statement of Accuracy on page 2.

Parties to an intermediate of large merger must not implement that merger until they have received a certificate of approval, or conditional approval, in terms of the Competition Act.

(Instructions continued on page 2.)

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

Merger Notice

To: The Competition Commission
From:

(Name, address and contact numbers of the firm reporting the merger:)

ASP Isotopes Inc.
601 Pennsylvania Avenue, NW, South Building
Suite 900 Washington DC

Please take notice of a

☐ small ☒ intermediate ☐ large

merger, as defined in section 12 of the Competition Act, involving the reporting firm as:

☒ the primary acquiring firm ☐ the primary target firm

and involving Renergen Limited as

☐ the primary acquiring firm ☒ the primary target firm.

Schedule 1
The names and principle address of all other acquiring or target firms as defined in the Competition Act, and of all trade union, or employee representatives of the primary acquiring and primary target firms, are listed on Schedule 1 to this Notice.

Schedule 2
A summary of the effect of the proposed merger on employment, is attached as Schedule 2 to this Notice.

Particulars of the merger are set out in the attached Statement of Merger Information, which forms part of this Notice.

Notices and other documents concerning this merger may be served on the following person at the address and contact number shown:

Contact person: Werner Rysbergen and Dharshini Naidoo
Email: werner.rysbergen@dlapiper.com; dharshini.naidoo@dlapiper.com
Telephone: 064 880 8642; 060 966 8766
Address: 61 Katherine Street, Sandton, Johannesburg

For Office Use Only: Commission file number: ____________ Date filed: ____________

This form is prescribed by the Minister of Trade and Industry in terms of Section 21 (4) of the Competition Act 1998 (Act No. 89 of 1998).

Form CC 4 (1)
Page 2
Instructions Continued

If any required information is not availale, you must attach a sworn affidavit explaining why that information is unavailable.

A party to a merger who does not file a notice of that merger as required by the Competition Act may be fined an administrative penalty of up to 10% of the party's annual turn over in the Republic, or be made subject to an order of divestiture.

Approval, or conditional approval of a merger may be revoked if it is subsequently discovered that this Notice does not provide correct and complete information.

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

competitioncommission south africa

Form CC 4 (1) Page 2

(Name and file number of merger:)

Certification of Accuracy:

I, **Robert Ainscow**
have prepared, or supervised those who prepared, this Statement of Merger Information.

To the best of my knowledge, the information contained in this document, and the attachments to it, is true, correct and complete in terms of the Competition Act and Competition Commission Rules, except to the extent that I have indicated-

(a) that requested data is not available in books or records, and reasonable estimates have been used instead; or

(b) complete information has not been provided because it is unavailable, in which case I have attached a affidavit sworn by me, explaining why the information is unavailable.

I understand -

(a) that it is an offence in terms of the Competition Act to provide false information to the Competition Commission in any matter, including in these documents; and

(b) that sections 73 and 74 of the Competition Act provide for a penalty of a fine, or imprisonment, or both, if I am found guilty of knowingly providing false information to the Competition Commission.

Name and Title of Person authorised to sign:

Robert Ainscow, Chief Operating Officer, ASP Isotopes Inc.

Authorised Signature: [signature]

Date: 3rd May, 2025

For Office Use Only: Commission file number: ____________ Date filed: ____________

This form is prescribed by the Minister of Trade and Industry in terms of Section 21 (4) of the Competition Act 1998 (Act No. 89 of 1998).

FORM CC4(1) – MERGER NOTICE

SCHEDULE 1

The names and principal business address of all other acquiring or target firms as defined in the Competition Act and of all trade union or employee representatives of the primary acquiring and primary target firms

1. **Primary Acquiring Firm**

1.1 The primary acquiring firm is ASP Isotopes Inc ("**ASPI**"). ASPI is incorporated in accordance with the laws of Delaware and has its principal business address at 601 Pennsylvania Avenue, NW, South Building, Suite 900 Washington, DC. ASPI is listed on the Nasdaq Stock Exchange. The shares of ASPI are widely held, and it is not controlled by any firm(s).

1.2 ASPI and the firms directly or indirectly controlled by it are referred to as the "**Acquiring Group**". Please refer to the schedules to the Form CC4(2) submitted on behalf of ASPI (**Item 4.2** to the Merger Notification Index) for further information regarding the Acquiring Group.

2. **Primary Target Firm**

2.1 The primary target firm is Renergen Limited ("**Renergen**"). Renergen is a public company incorporated in accordance with the laws of the Republic of South Africa and has its principal business address at 25 Minerva Avenue, Glenadrienne, Sandton.

2.2 Renergen maintains a primary listing on the Johannesburg Stock Exchange and a secondary listing on the A2X Markets Exchange and Australian Securities Exchange. The shares of Renergen are widely held and it is not controlled by any firm(s).

2.3 Renergen and the firms directly or indirectly controlled by it are referred to herein as the "**Target Group**". Please refer to schedules the Form CC4(2) submitted on behalf of Renergen for further information regarding the Target Group.

3. **Service on trade unions**

3.1 The employees of the Acquiring Group in South Africa are not represented by a trade union. The name and contact details of the Acquiring Group's employee representatives in South Africa are provided below.

Name of Company	Contact person	Contact Details
PET Labs Pharmaceuticals (Pty) Ltd	Jenny De Villiers	Email: jenny@connold.co.za Tel: 084 583 1699
ASP Isotopes South Africa (Pty) Ltd	Jennie Kieck	Email: Jennie.Kieck@aspisotopes.co.za Tel: 079 949 6782

3.2 A non-confidential version of this merger notification has been served on Jenny De Villiers and Jennie Kieck (please see **Item 3.4.1** and **Item 3.4.2**. of the Merger Notification Index for proof of notification).

3.3 The employees of the Target Group are not represented by a trade union. The name and contact details of the Target Group's employee representative is provided below.

Name of Company	Contact person	Contact Details
Renergen	Chantelle Marlick	Email: chantelle@renergen.co.za Tel: 068 266 0590

3.4 A non-confidential version of this merger notification has been served on Chantelle Marlick, the employee representative of the Target Group (please see **Item 3.4.3** of the Merger Notification Index for proof of employee notification).

SCHEDULE 2

Summary of the effect of the proposed merger on employment

The notified transaction will not have a negative impact on employment. In particular, no employee will be retrenched as a result of the proposed transaction.

DLA Piper Advisory Services (Pty) Ltd
6th Floor, 61 Katherine Drive
Sandton 2196
South Africa

competitioncommission
south africa

Form CC 4 (2)

About this Form

This form is issued in terms of section 13A of the Competition Act, and must be filed in accordance with Commission Rule 26 – 28.

Attach to this Form the following items:

- Schedule 3 – 7 inclusive as noted in the form.
- The most recent version of all documents constituting the merger agreement.
- Each report or other document assessing the transaction with respect to competitive conditions.
- Any document including minutes, reports, presentations and summaries, prepared for the Board of Directors regarding the transaction.
- Your most recent report you provided the Securities Regulation Panel during the past year.

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

Statement of Merger Information

To: The Competition Commission
From:

(Name of firm filing this Statement:)

ASP Isotopes Inc.
601 Pennsylvania Avenue, NW, South Building
Suite 900 Washington DC

The firm filing this statement is:

[X] The Primary Acquiring Firm

[ ] The Primary Target Firm

Schedule 3 – Identification

On a separate document, titled Schedule 3, provide the following information in the order listed in items 1 – 8.

1. State the name and principal business address of the party filing this Notice.
2. State the name and principal business address of all firms directly or indirectly controlling you.
3. List the name and principal business address of each firm directly or indirectly controlled by each firm referred to in item 2.
4. List the name and principal business address of each firm you directly or indirectly control.
5. If you are an acquiring party, and you or any of the firms controlling you are owned or controlled by a member of a historically disadvantage group as defined in Section 3(2) of the Competition Act, state the names (s) of the person (s) and the nature and extent of their ownership or control.

For Office Use Only:	Commission file number:	Date filed:

competitioncommission
south africa

Form CC 4 (2)
Page 2

Until the Commission has reached a decision concerning the merger, you must submit any revised or final version of each document referred to in the instructions on Page 1 of this form, as it becomes available.

For items 6 – 8, refer to the Threshold regulations for the instructions to calculate turnover and asset values.

When describing the merger, please indicate any relevant facts concerning the impact of the merger on employment, or other public interest issues set out in section 16(3) of the Act.

You may include any other relevant information that you want the Commission to consider.

6. State your annual turnover in into or from the Republic for your preceding financial year and the range of months covered by your financial year.

7. State the value of your assets in the Republic as of the end of your preceding financial year, and as of the date of the Merger Notice.

8. State your annual turnover in, into or from the Republic as of the date of the Merger Notice.

Schedule 4 – Transaction Information

On a separate document, titled Schedule 4, provide the following information in the order listed in items 9 – 13.

9. Indicate whether the party filing this Notice is

   (a) Acquiring assets, shares, or other interests.
   (b) Selling assets, shares, or other interests.
   (c) Acquiring and selling assets, shares or other interests.

10. Indicate whether the transaction involves:

   (a) Foreign Direct Investment
   (b) A management Buy-out
   (c) A Buy-back of shares

11. Describe the merger, including: the parties to the transaction; the assets, shares, or other interests being required; whether the assets, shares, or other interests are being purchased, leased, combined or otherwise transferred; the consideration, the contemplated timing for any major events required to bring about the completion of the transaction; and the intended structure of ownership and control of the completion of the merger.

12. Unless you have submitted a report addressing the issues listed below, provide the following details:

   (a) The estimated market shares of the merging parties and their competitors.
   (b) Information concerning barriers to entry, such as regulatory requirements, capital requirements and sunk costs, the time it will take for potential entrants to enter the market, the names and contact details of entrants to the market during the past three years.
   (c) Information concerning import competition, such as existing import duties.
   (d) Countervailing power (customers of suppliers).

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

For Office Use Only:	Commission file number:	Date filed:
	____________________	____________

competitioncommission south africa

Form CC 4 (2)
Page 3

Approval, or conditional approval of a merger may be revoked if it is subsequently discovered that this Statement of Information is not accurate.

Generally, information relating to this merger is not part of the public record while the Commission is considering the merger.
However, if the merger is referred to the Tribunal, information relating to it becomes a public record.

You have a right to identify information that you believe is confidential, by completing form CC7 and submitting with this Statement.

13. If you are relying on a "failing firm defence", please include the following information:

    a. Financial information demonstrating that the firm will be unable to meet its financial obligations in future.
    b. Information concerning efforts taken to elicit reasonable alternative offers.
    c. Information indicating that the failing firm would reasonably be expected to exit the market unless the merger is implemented.

Schedule 5 – Products and services

On a separate document, titled Schedule 5, provide the following information in the order listed in items 14 – 18.

14. Identify each product that you or another acquiring firm (or target firm, if applicable) sell, and each service you or that other firm provide in, into or from the Republic. In addition, identify any products or services that you believe are considered by buyers as reasonably interchangeable with, or a substitute for, a product or service provided in, into or from the Republic by another party to the merger. Use the 5 digit Standard Industrial Codes to identify product, if possible.

15. For each identified product or service, state the geographic area (s) in the Republic in which you sell.

16. For each identified product or service, identify, and provide contact details for, the five producers or providers in each identified geographic area with the largest estimated turnover in value, and their estimated share of the total turnover during the last full 12 months.

17. For each identified product or service, state your turnover in each of identified geographic area during the last full 12 months.

18. For each identified product or service, identify and provide contact details for your five customers in each of identified geographic area with the largest aggregate purchases in value during the last full 12 months.

Business Relationships Among Parties:

Schedule 6 – Business Relationships Among Parties

On a separate document, titled Schedule 6, provide the following information set out in item 19.

19. State the name of any other Acquiring firm (or Target firm, if applicable) that sells to you, identify each product or service sold, and for each such product or service, show the value of that product or service sold during your preceding financial year.

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

For Office Use Only:	Commission file number:	Date filed:
	______________	______________

competition**commission**
south africa

Form CC 4 (2)
Page 4

If any required information is not available, you must attach a sworn affidavit explaining why that information is unavailable.

Approval, or conditional approval of a merger may be revoked if it is subsequently discovered that this Statement of Information is not accurate.

Schedule 7 – Certification of Accuracy

I, **Robert Ainscow**
have prepared, or supervised those who prepared, this Statement of Merger Information.

To the best of my knowledge, the information contained in this document, and the attachments to it, is true, correct and complete in terms of the Competition Act and Competition Commission Rules, except to the extent that I have indicated.

a. that requested data is not available in books or records, and reasonable estimates have been used instead; or
b. complete information has not been provided because it is unavailable, in which case I have attached a affidavit sworn by me, explaining why the information is unavailable.

I understand –

a. that it is an offence in terms of the Competition Act to provide false information to the Competition Commission in any manner, including in these documents; and
b. that sections 73 and 74 of the Competition Act provide for a penalty of a fine, or imprisonment, or both, if I am found guilty of knowingly providing false information to the Competition Commission.

Name and Title of Person authorised to sign:
Robert Ainscow, Chief Operating Officer, ASP Isotopes Inc.

Authorised Signature:	**Date:**
R.J.L.	3rd May, 2025

For Office Use Only:	Commission file number:	Date filed:

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

CONFIDENTIAL

ASP ISOTOPES INC. CC4(2) – STATEMENT OF MERGER INFORMATION

SCHEDULE 3 – IDENTIFICATION

1. ITEM 1

State the name and principal business address of the party filing this Notice.

The party filing this notice is ASP Isotopes Inc. ("**ASPI**"), which has its principal business address at 601 Pennsylvania Avenue, NW, South Building, Suite 900 Washington, DC.

2. ITEM 2

State the name and principal business address of all firms directly or indirectly controlling you.

ASPI is listed on the Nasdaq Stock Exchange. The shares of ASPI are widely held, and it is not controlled by any firm(s).

3. ITEM 3

List the name and principal business address of each firm directly or indirectly controlled by each firm referred to in Item 2.

3.1 ASPI directly or indirectly controls the following firms in South Africa:

3.1.1 PET Labs Pharmaceuticals (Pty) Ltd ("**PET Labs**")(51%)[1]. PET Labs has its principal business address at 109 Sovereign Drive, Route 21 Corporate Park, Irene, Pretoria.

3.1.2 ASP Isotopes South Africa (Pty) Ltd ("**ASP SA**")(100%). ASP SA has its principal business address at Unit 19 2nd Floor, 1 Melrose Boulevard, Melrose Arch, Gauteng, 2076

3.1.3 ASPI South Africa Asset Finance (Pty) Ltd ("**ASPI SA Finance**")(100%). ASPI SA Finance has its principal business address at Unit 19 2nd Floor, 1 Melrose Boulevard, Melrose Arch, Gauteng, 2076.

3.1.4 Enlightened Isotopes (Pty) Ltd ("**Enlightened**")(80%)[2]. Enlightened has its principal business address at Unit 19 2nd Floor, 1 Melrose Boulevard, Melrose Arch, Gauteng, 2076.

3.1.5 Quantam Leap Energy (Pty) Ltd ("**Quantam Leap**")(100%). Quantam Leap has its principal business address at Unit 19 2nd Floor, 1 Melrose Boulevard, Melrose Arch, Gauteng, 2076.

---

[1] The remaining shares in PET Labs is held by Nucleonics Imaging Proprietary Limited.

[2] The remaining shares in Enlightened Isotopes are held by two individuals, Einar Ronander and Hendrik Strydom.

4. **ITEM 4**

List the name and principal business address of each firm you directly or indirectly control.

ASPI and the firms directly or indirectly controlled by it are referred to as the "**Acquiring Group**". Please refer to **Item 4.6** of the Merger Notification Index for an organogram of the Acquiring Group.

5. **ITEM 5**

If you are an acquiring party, and you or any of the firms controlling you are owned or controlled by a member of a historically disadvantaged group as defined in section 3(2) of the Competition Act, state the name(s) of the person(s) and the nature and extent of their ownership or control.

Not applicable.

6. **ITEM 6**

State your annual turnover in, into or from the Republic of South Africa for your preceding financial year and the range of months covered by your financial year.

6.1 The Acquiring Group's gross annual turnover generated in, into or from South Africa for the immediately preceding financial year was [redacted]].

7. **ITEM 7**

State the value of your assets in the Republic of South Africa as of the end of your preceding financial year, and as of the date of the Merger Notice.

7.1 The value of the Acquiring Group's consolidated gross assets in South Africa for the immediately preceding financial year was [redacted]].

7.2 The total asset value of the Acquiring Group's assets in South Africa as at the date of this merger application does not differ materially, for threshold calculation purposes, from the amount in **Item 7.1** above.

8. **ITEM 8**

State your annual turnover in, into or from the Republic of South Africa as at the date of the Merger Notice.

The turnover of the Acquiring Group in, into or from South Africa as at the date of this merger application does not materially differ, for threshold calculation purposes, from the amount in **Item 6** above.

SCHEDULE 4 - TRANSACTION INFORMATION

9. ITEM 9

Indicate whether the party filing this Notice is:

(a) Acquiring assets, shares, or other interests	X
(b) Selling assets, shares or other interests	
(c) Acquiring and selling assets, shares, or other interests	

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

10. ITEM 10

Indicate whether the transaction involves:

(a) Foreign direct investment

(b) A management buy-out

(c) A buy-back of shares

Not applicable.

11. ITEM 11

Describe the merger, including the parties to the transaction; the assets, shares, or other interests being acquired; whether the assets, shares, or other interests are being purchased, leased, combined or otherwise transferred; the consideration; the contemplated timing of major events required to bring about the completion of the transaction; and the intended structure of ownership and control on the completion of the merger.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

12. ITEM 12

Unless you have submitted a report addressing the issues listed below, provide the following details:

(a) The estimated market shares of the merging parties and their competitors.

(b) Information concerning barriers to entry, such as regulatory requirements, capital requirements and sunk costs, the time it will take for potential entrants to enter the market, the names and contact details of entrants to the market during the past three years

(c) Information concerning import competition, such as existing import duties.

(d) Countervailing power (customers or suppliers).

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

13. ITEM 13

If you are relying on a "failing firm defence", please include the following information:

(a) Financial information demonstrating that the firm will be unable to meet its financial obligations in future.

(b) Information concerning efforts taken to elicit reasonable alternative offers.

(c) Information indicating that the failing firm would reasonably be expected to exit the market unless the merger is implemented.

Not applicable.

SCHEDULE 5 - PRODUCTS AND SERVICES

14. ITEM 14

Identify each product that you or another acquiring firm (or target firm, if applicable) sell, and each service you or that other firm provide in, into or from the Republic of South Africa. In addition, identify any products or services that you believe are considered by buyers as reasonably interchangeable with, or a substitute for, a product or service provided in, into or from the Republic of South Africa by another party to the merger. Use 5 digit Standard Industrial Codes to identify products, if possible.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

15. ITEM 15

For each identified product or service, state the geographic area(s) in the Republic of South Africa in which you sell.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

16. ITEM 16

For each identified product or service, identify, and provide contact details for, the five producers or providers in each identified geographic area with the largest estimated share of the total turnover during the last full 12 months.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

17. ITEM 17

For each identified product or service, state your turnover in each of the identified geographic areas during the last full 12 months.

Please refer to **Item 6** above for the gross turnover of the Acquiring Group generated in, into or from South Africa for the last 12 months.

18. ITEM 18

For each identified product or service, identify and provide contact details for your five customers in each of the identified geographic areas with the largest aggregate purchases in value during the last full 12 months.

There is no horizontal overlap between the activities of the Acquiring Group and Target Group[3]. Please refer to the Schedule 3-6 filed on behalf of the Target Group at Item 5.2 of the Merger Notification Index for further information relating to the Target Group's customers.

[3] Please refer to Item 5.2 of the Merger Notification Index for a definition of the Target Group.

SCHEDULE 6 - BUSINESS RELATIONSHIPS AMONGST THE PARTIES

19. ITEM 19

State the name of any other Acquiring firm (or Target firm, if applicable) that sells to you, identify each product or service sold, and for each such product or service, show the value of that product or service sold during your preceding financial year.

The Acquiring Group did not purchase or supply any product or service to the Target Group during the last 12 months.

competition commission
south africa

Form CC 4 (2)

About this Form

This form is issued in terms of section 13A of the Competition Act, and must be filed in accordance with Commission Rule 26 – 28.

Attach to this Form the following items:

- Schedule 3 – 7 inclusive as noted in the form.
- The most recent version of all documents constituting the merger agreement.
- Each report or other document assessing the transaction with respect to competitive conditions.
- Any document including minutes, reports, presentations and summaries, prepared for the Board of Directors regarding the transaction.
- Your most recent report you provided the Securities Regulation Panel during the past year.

Statement of Merger Information

To: The Competition Commission
From:

(Name of firm filing this Statement:)

Renergen Limited

25 Minerva Avenue, Glenadrienne, Sandton

The firm filing this statement is:

☐ The Primary Acquiring Firm

☒ The Primary Target Firm

Schedule 3 – Identification

On a separate document, titled Schedule 3, provide the following information in the order listed in items 1 – 8.

1. State the name and principal business address of the party filing this Notice.
2. State the name and principal business address of all firms directly or indirectly controlling you.
3. List the name and principal business address of each firm directly or indirectly controlled by each firm referred to in item 2.
4. List the name and principal business address of each firm you directly or indirectly control.
5. If you are an acquiring party, and you or any of the firms controlling you are owned or controlled by a member of a historically disadvantage group as defined in Section 3(2) of the Competition Act, state the names (s) of the person (s) and the nature and extent of their ownership or control.

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

For Office Use Only: Commission file number: ____________ Date filed: ____________

competitioncommission south africa

Form CC 4 (2)
Page 2

Until the Commission has reached a decision concerning the merger, you must submit any revised or final version of each document referred to in the instructions on Page 1 of this form, as it becomes available.

For items 6 – 8, refer to the Threshold regulations for the instructions to calculate turnover and asset values.

When describing the merger, please indicate any relevant facts concerning the impact of the merger on employment, or other public interest issues set out in section 16(3) of the Act.

You may include any other relevant information that you want the Commission to consider.

6. State your annual turnover in into or from the Republic for your preceding financial year and the range of months covered by your financial year.

7. State the value of your assets in the Republic as of the end of your preceding financial year, and as of the date of the Merger Notice.

8. State your annual turnover in, into or from the Republic as of the date of the Merger Notice.

Schedule 4 – Transaction Information

On a separate document, titled Schedule 4, provide the following information in the order listed in items 9 – 13.

9. Indicate whether the party filing this Notice is

   (a) Acquiring assets, shares, or other interests.
   (b) Selling assets, shares, or other interests.
   (c) Acquiring and selling assets, shares or other interests.

10. Indicate whether the transaction involves:

   (a) Foreign Direct Investment
   (b) A management Buy-out
   (c) A Buy-back of shares

11. Describe the merger, including: the parties to the transaction; the assets, shares, or other interests being required; whether the assets, shares, or other interests are being purchased, leased, combined or otherwise transferred; the consideration, the contemplated timing for any major events required to bring about the completion of the transaction; and the intended structure of ownership and control of the completion of the merger.

12. Unless you have submitted a report addressing the issues listed below, provide the following details:

   (a) The estimated market shares of the merging parties and their competitors.
   (b) Information concerning barriers to entry, such as regulatory requirements, capital requirements and sunk costs, the time it will take for potential entrants to enter the market, the names and contact details of entrants to the market during the past three years.
   (c) Information concerning import competition, such as existing import duties.
   (d) Countervailing power (customers of suppliers).

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

For Office Use Only: Commission file number: ____________ Date filed: ____________

Form CC 4 (2)
Page 3

Approval, or conditional approval of a merger may be revoked if it is subsequently discovered that this Statement of Information is not accurate.

Generally, information relating to this merger is not part of the public record while the Commission is considering the merger.
However, if the merger is referred to the Tribunal, information relating to it becomes a public record.

You have a right to identify information that you believe is confidential, by completing form CC7 and submitting with this Statement.

13. If you are relying on a "failing firm defence", please include the following information:

    a. Financial information demonstrating that the firm will be unable to meet its financial obligations in future.
    b. Information concerning efforts taken to elicit reasonable alternative offers.
    c. Information indicating that the failing firm would reasonably be expected to exit the market unless the merger is implemented.

Schedule 5 – Products and services

On a separate document, titled Schedule 5, provide the following information in the order listed in items 14 – 18.

14. Identify each product that you or another acquiring firm (or target firm, if applicable) sell, and each service you or that other firm provide in, into or from the Republic. In addition, identify any products or services that you believe are considered by buyers as reasonably interchangeable with, or a substitute for, a product or service provided in, into or from the Republic by another party to the merger. Use the 5 digit Standard Industrial Codes to identify product, if possible.

15. For each identified product or service, state the geographic area (s) in the Republic in which you sell.

16. For each identified product or service, identify, and provide contact details for, the five producers or providers in each identified geographic area with the largest estimated turnover in value, and their estimated share of the total turnover during the last full 12 months.

17. For each identified product or service, state your turnover in each of identified geographic area during the last full 12 months.

18. For each identified product or service, identify and provide contact details for your five customers in each of identified geographic area with the largest aggregate purchases in value during the last full 12 months.

Business Relationships Among Parties:

Schedule 6 – Business Relationships Among Parties

On a separate document, titled Schedule 6, provide the following information set out in item 19.

19. State the name of any other Acquiring firm (or Target firm, if applicable) that sells to you, identify each product or service sold, and for each such product or service, show the value of that product or service sold during your preceding financial year.

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

For Office Use Only:	Commission file number:	Date filed:
	____________	____________

competition commission
south africa

Form CC 4 (2)
Page 4

If any required information is not available, you must attach a sworn affidavit explaining why that information is unavailable.

Approval, or conditional approval of a merger may be revoked if it is subsequently discovered that this Statement of Information is not accurate.

Schedule 7 – Certification of Accuracy

I, **Nick Mitchell**

have prepared, or supervised those who prepared, this Statement of Merger Information.

To the best of my knowledge, the information contained in this document, and the attachments to it, is true, correct and complete in terms of the Competition Act and Competition Commission Rules, except to the extent that I have indicated.

a. that requested data is not available in books or records, and reasonable estimates have been used instead; or
b. complete information has not been provided because it is unavailable, in which case I have attached a affidavit sworn by me, explaining why the information is unavailable.

I understand –

a. that it is an offence in terms of the Competition Act to provide false information to the Competition Commission in any manner, including in these documents; and
b. that sections 73 and 74 of the Competition Act provide for a penalty of a fine, or imprisonment, or both, if I am found guilty of knowingly providing false information to the Competition Commission.

Name and Title of Person authorised to sign:

Nick Mitchell, Chief Operating Officer, Renergen Limited

Authorised Signature:

Date:

19 May 2025

For Office Use Only:	Commission file number:	Date filed:

Contacting the Commission

The Competition Commission
Private Bag X23
Lynnwood Ridge
Pretoria 0040
Republic of South Africa
tel: 27 012 394 3226
fax: 27 012 394 0166
e-mail: ccsa@compcom.co.za

CONFIDENTIAL

TARGET GROUP - CC4(2) – STATEMENT OF MERGER INFORMATION

SCHEDULE 3 – IDENTIFICATION

1. ITEM 1

State the name and principal business address of the party filing this Notice.

The party filing this notice is Renergen Limited ("**Renergen**"), a public company, incorporated in accordance with the laws of the Republic of South Africa which has its principal business address at 25 Minerva Avenue, Glenadrienne, Sandton.

2. ITEM 2

State the name and principal business address of all firms directly or indirectly controlling you.

Renergen is not directly or indirectly controlled by any firm. Renergen maintains a primary listing on the Johannesburg Stock Exchange and a secondary listing on the A2X Markets Exchange and Australian Securities Exchange and is not controlled by any firm.

3. ITEM 3

List the name and principal business address of each firm directly or indirectly controlled by each firm referred to in Item 2.

Not applicable.

4. ITEM 4

List the name and principal business address of each firm you directly or indirectly control.

4.1 Renergen controls Tetra4 (Pty) Ltd ("**Tetra**")(94.5%). Tetra has its registered business at 25 Minerva Avenue, Glenadrienne, Sandton.

4.2 Renergen also controls Cryovation (Pty) Ltd ("**Cryovation**") (100%). Cryovation has its registered business at 25 Minerva Avenue, Glenadrienne, Sandton.

4.3 Renergen, Cryovation and Tetra are referred to herein as the "**Target Group**". Please refer to **Item 5.7** of the Merger Notification Index for an organogram of the Target Group.

5. ITEM 5

If you are an acquiring party, and you or any of the firms controlling you are owned or controlled by a member of a historically disadvantaged group as defined in section 3(2) of the Competition Act, state the name(s) of the person(s) and the nature and extent of their ownership or control.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index for further details.

6. **ITEM 6**

State your annual turnover in, into or from the Republic of South Africa for your preceding financial year and the range of months covered by your financial year.

The Target Group's consolidated gross annual turnover generated in, into or from South Africa for the financial year (12 months) ended 28 February 2025 R52 113 000.

7. **ITEM 7**

State the value of your assets in the Republic of South Africa as of the end of your preceding financial year, and as of the date of the Merger Notice.

7.1 The gross consolidated asset value of the Target Group in South Africa as at its most recently completed financial year (12 months) ended 28 February 2025 was R 2 349 174 000.

7.2 The gross consolidated asset value of the Target Group in South Africa as at the date of this merger application does not differ materially, for threshold calculation purposes, from the amount in Item 7.1 above.

8. **ITEM 8**

State your annual turnover in, into or from the Republic of South Africa as at the date of the Merger Notice.

The consolidated turnover of the Target Group in, into or from South Africa as at the date of this merger application does not materially differ, for threshold calculation purposes, from the amount in **Item 6** above.

SCHEDULE 4 - TRANSACTION INFORMATION

9. ITEM 9

Indicate whether the party filing this Notice is:

(a) Acquiring assets, shares, or other interests	
(b) Selling assets, shares or other interests	X
(c) Acquiring and selling assets, shares, or other interests	

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

10. ITEM 10

Indicate whether the transaction involves:

(a) Foreign direct investment

(b) A management buy-out

(c) A buy-back of shares

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

11. ITEM 11

Describe the merger, including the parties to the transaction; the assets, shares, or other interests being acquired; whether the assets, shares, or other interests are being purchased, leased, combined or otherwise transferred; the consideration; the contemplated timing of major events required to bring about the completion of the transaction; and the intended structure of ownership and control on the completion of the merger.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

12. ITEM 12

Unless you have submitted a report addressing the issues listed below, provide the following details:

(a) The estimated market shares of the merging parties and their competitors.

(b) Information concerning barriers to entry, such as regulatory requirements, capital requirements and sunk costs, the time it will take for potential entrants to enter the market, the names and contact details of entrants to the market during the past three years

(c) Information concerning import competition, such as existing import duties.

(d) Countervailing power (customers or suppliers).

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

13. ITEM 13

If you are relying on a "failing firm defence", please include the following information:

(a) ***Financial information demonstrating that the firm will be unable to meet its financial obligations in future.***

(b) ***Information concerning efforts taken to elicit reasonable alternative offers.***

(c) ***Information indicating that the failing firm would reasonably be expected to exit the market unless the merger is implemented.***

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

SCHEDULE 5 - PRODUCTS AND SERVICES

14. ITEM 14

Identify each product that you or another acquiring firm (or target firm, if applicable) sell, and each service you or that other firm provide in, into or from the Republic of South Africa. In addition, identify any products or services that you believe are considered by buyers as reasonably interchangeable with, or a substitute for, a product or service provided in, into or from the Republic of South Africa by another party to the merger. Use 5 digit Standard Industrial Codes to identify products, if possible.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

15. ITEM 15

For each identified product or service, state the geographic area(s) in the Republic of South Africa in which you sell.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

16. ITEM 16

For each identified product or service, identify, and provide contact details for, the five producers or providers in each identified geographic area with the largest estimated share of the total turnover during the last full 12 months.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

17. ITEM 17

For each identified product or service, state your turnover in each of the identified geographic areas during the last full 12 months.

Please refer to the Merger Report at **Item 2** of the Merger Notification Index.

18. ITEM 18

For each identified product or service, identify and provide contact details for your five customers in each of the identified geographic areas with the largest aggregate purchases in value during the last full 12 months.

18.1 The Target Group's largest customers for the supply of liquified natural gas ("**LNG**') are set out in the table below.

Table 1: Target Group's largest customers for the supply of LNG [Confidential]

Customer Name	Value of Sales	Contact Information
[redacted]	[redacted]	[redacted]

		[redacted]
[redacted]	[redacted]	[redacted]

18.2 As at the time of the merger filing, the Target Group does not supply liquified helium to any customers in South Africa[1].

1 [redacted].

SCHEDULE 6 - BUSINESS RELATIONSHIPS AMONGST THE PARTIES

19. ITEM 19

State the name of any other Acquiring firm (or Target firm, if applicable) that sells to you, identify each product or service sold, and for each such product or service, show the value of that product or service sold during your preceding financial year.

The Target Group and the Acquiring Group[2] did not supply or procure any product or service from each other during the past 12 months.

[2] Please refer to Item 4.2 of the Merger Notification Index for a definition of the Acquiring Group.

CONFIDENTIAL VERSION

MERGER REPORT

in respect of the intermediate merger involving

ASP ISOTOPES INC.

and

RENERGEN LIMITED

DLA PIPER

1. INTRODUCTION AND EXECUTIVE SUMMARY

1.1 The notified transaction relates to the proposed acquisition by ASP Isotopes Inc. ("**ASPI**") of control over Renergen Limited ("**Renergen**") (the "**Proposed Transaction**").

1.2 It is anticipated that the Proposed Transaction will be implemented as follows:

1.2.1 ASPI will offer to acquire by way of a scheme of arrangement as set out in section 114(1) of the Companies Act, 71 of 2008 ("**Companies Act**"), 100% of the ordinary issued share capital of Renergen (the "**Scheme**");[1]

1.2.2 If the Scheme lapses or is not implemented, solely due to one or more of the Scheme Conditions[2] not being fulfilled or waived, then ASPI will make a general offer to Renergen shareholders to 100% of the ordinary issued share capital of Renergen (the "**Standby Offer**"); or

1.2.3 [redacted]

1.3 In anticipation of the Proposed Transaction being implemented, ASPI will make an application to the Johannesburg Securities Exchanges ("**JSE**") to be listed on the main board of the JSE and to be operated as a secondary listing. In consideration for acquiring the shares of Renergen (both in terms of the Scheme or the Standy Offer), ASPI will issue existing shareholders of Renergen with shares in ASPI.[3]

1.4 The Proposed Transaction will not raise any competition concerns as there are no horizontal or vertical overlaps between the activities of the merger parties.

1.5 The Proposed Transaction will have a substantial positive impact on the public interest grounds listed in section 12A(3) of the Competition Act no. 89 of 1998 (the "**Competition Act**") and can therefore be justified on public interest grounds. The Proposed Transaction will result in the promotion of a greater spread of ownership of firms controlled or owned by historically disadvantaged persons ("**HDPs**"). In this regard, the value of the issued shares held by existing HDP shareholders in Renergen (and its operational company, Tetra 4 (Proprietary) Limited ("**Tetra4**")) will not be negatively impacted by the Proposed Transaction. In addition, ASPI will within [redacted] following completion of the Proposed Transaction, introduce an employee and community-based trust at Tetra4 (the "**Trust**"). The beneficiaries of the Trust will be the employees of Renergen and HDP communities surrounding Virginia where the production facilities of Renergen are located.

1.6 Renergen's financial position faces significant liquidity concerns due to a delayed Phase 1 of the Virginia Gas Project, as it addressed some of the technical challenges common in commissioning a highly technical and specialised liquefaction facility. The business however has several significant tailwinds and unique opportunities, which makes it an attractive asset. Should the Scheme not materialise, Renergen will most likely be required to undertake a capital

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[1] The Scheme does not include Renergen treasury, or any shares already held by ASPI, or any firm directly or indirectly controlled by ASPI.

[2] Scheme Conditions as defined in the Offer Letter enclosed at Item 3.3.1 of the Merger Notification Index.

[3] The consideration shares payable to holders of CHESS Depository Interests tradeable on the Australian Securities Exchange will be ASPI's shares listed on the Nasdaq stock exchange.

raise to complete Phase 1 of the Virginia Gas Project. The Proposed Transaction achieves substantial benefits for shareholders in both companies as it:

1.6.1 addresses Renergen's immediate liquidity needs, providing the necessary capital to complete Phase 1[4] and progress to Phase 2[5] of the Virginia Gas Project;

1.6.2 enhances Renergen's ability to accelerate its business plan, leveraging (i) expertise of recently appointed Kinley Exploration who are supporting reservoir engineering, well design and location for both remaining planned wells for Phase 1 and Phase 2, (ii) recent operational milestones such as the completion of the liquid helium production train and (iii) increased liquified natural gas (**"LNG"**) production from the completion and ramp up of the plant;

1.6.3 offers existing Renergen shareholders, including HDP shareholders, a premium on their investment, as the Scheme and Standby Offer is structured to deliver value above the current share price;

1.6.4 unlocks the potential the Virginia Gas Project holds with Phase 2 and beyond, allowing both ASPI and Renergen's shareholders to participate in the development of the Virginia Gas Project, but also allowing Renergen shareholders to participate in the development of ASPI's business in speciality gases;

1.6.5 creates a strategic materials company with vertical and horizontal business integration from which all shareholders will benefit[6]; and

1.6.6 [redacted]

1.7 The Proposed Transaction will also have a positive impact on a particular industrial sector or region. The Proposed Transaction and anticipated investments by ASPI will enable Renergen to increase production of LNG and liquid helium. An increase in the production and supply of LNG will significantly benefit customers in that it will provide an alternative source of supply of natural gas to the incumbent Sasol Limited (**"Sasol"**). The increase in production of LNG and the commercialisation and supply of liquid helium (primarily to export markets) may create additional job opportunities in South Africa.

1.8 The Proposed Transaction will not have a negative impact on any other of the public interest grounds listed in section 12A(3) of the Competition Act.

1.9 The merger parties therefore submit that the Proposed Transaction should be approved without any conditions, and on an expedited basis.

1.10 ASPI is listed on the Nasdaq Stock Exchange (**"NSE"**) and is not controlled by any firm. ASPI and the firms directly or indirectly controlled by it are referred to as the **"Acquiring Group"**.

1.11 The Acquiring Group is an advanced materials company dedicated to the development of technology and processes that, if successful, will allow for the enrichment of natural isotopes

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[4] Phase 1 is the developmental phase for the extraction, production and supply of LNG and liquid helium.

[5] Phase 2 constitutes the drilling of new production wells, constructing an additional natural gas gathering network of pipes and building a larger processing and liquefaction facility.

[6] Vertical business integration refers to possibility of the LNG production of Renergen enhancing the ability of ASPI to enrich isotopes, while horizontal business integration refers to the cross-selling of helium and isotopes to the respective customers of ASPI and Renergen.

for the supply of critical materials such as carbon, molybdenum and silicon with its principal operations based in the United States. In South Africa, the Acquiring Group has commissioned isotope enrichment plants for the production and supply of light isotopes such as Carbon 14 and Silicon 28.

1.12 ASPI holds a controlling interest (51%) in PET Labs Pharmaceuticals South Africa Proprietary Limited ("**PET Labs**") which is a radiopharmaceutical company and supplier of medical isotopes, fluorinated radioisotopes and active pharmaceutical ingredients.

1.13 Renergen maintains a primary listing on the alternative exchange of the JSE and a secondary listing on the A2X Markets Exchange ("**A2X**") and Australian Securities Exchange ("**ASX**"). Renergen is not controlled by any firm. Renergen and the firms directly or indirectly controlled by it are referred to as the "**Target Group**".

1.14 The Target Group primarily supplies LNG to the industrial sector in South Africa. The Target Group estimates that it has a market share of less than 1% for the supply of natural gas in South Africa. The Target Group has commercialised the sale of liquid helium but has to date only made one sale in the spot market in South Africa. The Target Group also develops Cryo-Vacc technology, which offers transportation of vaccines at low temperature without any electrical power.

2. THE PROPOSED TRANSACTION

2.1 The parties to the Proposed Transaction

2.1.1 ASPI is the primary acquiring firm; and

2.1.2 Renergen is the primary target firm.

2.2 The assets, shares or other interest being purchased

2.2.1 On 19 May 2025 ASPI submitted a letter of firm intention as contemplated in Chapter 5 of the Companies Act and Chapter 5 of the South African Companies Regulations (2011) to the Renergen board of directors. A copy of the firm intention offer letter is included at Item 3.3.1 of the Merger Notification Index.

2.2.2 The Commission is also referred to the Firm Intention Announcement ("**FIA**") released on SENS, A2X News Service and ASX and to the draft circular that will be circulated to Renergen shareholders (the "**Draft Circular**"). A copy of the FIA and Draft Circular are included at Items 3.3.2 and 3.3.3 of the Merger Notification Index.

2.2.3 The Proposed Transaction will be implemented either by way of:

2.2.3.1 The Scheme between Renergen and its ordinary shareholders. In terms of the Scheme, ASPI will acquire all of the ordinary shares of Renergen (excluding treasury shares and shares already held by the Acquiring Group ("**Excluded Shares**");[7]

2.2.3.2 The Standby Offer, to the extent that the Scheme fails solely due to one or more of the Scheme Conditions not being fulfilled or waived

[7] In order for the Scheme to be implemented it requires the approval of 75% of votes to be cast at a general meeting of Renergen.

(as applicable)[8], in terms of which ASPI will make a general offer to Renergen shareholders to acquire all of the ordinary shares of Renergen (but excluding the Excluded Shares); or

2.2.3.3 [redacted]

2.2.4 Renergen will become a wholly owned subsidiary of ASPI if the Scheme is implemented and will be delisted from the JSE, A2X and ASX. Renergen may become a subsidiary of ASPI if the circumstances set out in 2.2.3.2 to 2.2.3.3 come into fruition.

2.3 **The consideration**

2.3.1 ASPI will make an application to the JSE to be listed on the main board of the JSE and to be operated as a secondary listing.

2.3.2 In consideration for the implementation of the Scheme or the shares acquired in terms of the Standby Offer, ASPI will issue existing shareholders of Renergen with shares in ASPI following its listing on the JSE.

2.3.3 In terms of the Scheme or the Standby Offer, each Renergen shareholder will receive 0.09196 ASPI shares for each Renergen share. Notwithstanding the aforementioned, Renergen shareholders will receive a maximum of 14,270,000 (fourteen million two hundred and seventy) ASPI shares, which will represent approximately 16% of the total of ASPI's shares on the JSE and NSE post successful completion of the Scheme or Standby Offer (assuming 100% of Renergen is acquired).

2.4 **Contemplated timing of major events required to bring about the completion of the Proposed Transaction**

The Proposed Transaction is subject to various suspensive conditions, including the approval of the South African competition authorities.

2.5 **Intended structure of ownership and control on completion of the Proposed Transaction**

2.5.1 Renergen maintains a primary listing on the JSE, and a secondary listing on the A2X and ASE and is not controlled by any firm.

2.5.2 On implementation of the Scheme, Renergen will be wholly owned and controlled by ASPI in terms of section 12(2)(a) of the Competition Act and will be delisted from the JSE, A2X and ASE. On implementation of the Standby Offeror an [redacted], or any combination of same, Renergen may be controlled by ASPI in terms of section 12(2)(a) of the Competition Act.

2.5.3 Renergen will remain a listed entity if the Scheme is not implemented [redacted]

[8] See footnote 2 above.

3. RATIONALE FOR THE PROPOSED TRANSACTION

3.1 The Acquiring Group is in the business of enriching stable isotopes for the supply of critical materials to the global market. One of the key proprietary technologies utilized by the Acquiring Group is the Aerodynamic Separation Process ("**ASP**"), which is a form of gaseous isotope enrichment.

3.2 The Target Group is in the business of extracting certain gases and refines and purifies to liquid state, for example, liquid helium and LNG. There exists an opportunity for the Acquiring Group to unlock symbiotic relationships between ASPI and Renergen through the Proposed Transaction. The Acquiring Group's ASP technology could enable Renergen to unlock significant value from its natural gas reserves (e.g. helium) through isotope enrichment, which it would otherwise not be able to on its own. The Proposed Transaction will enable the merged entity to supply the global market with essential critical materials and gases and the Proposed Transaction therefore presents a significant growth opportunity for both parties.

3.3 The businesses of the Acquiring and Target Group are complementary. The Acquiring Group is a world leader in isotope separation and chemical processing and the Proposed Transaction will provide the Acquiring Group with an opportunity to assist the Target Group with research and development ("**R&D**"), engineering and chemical support and to improve the efficiency and production processes of the Target Group. The Proposed Transaction also presents an opportunity for shared knowledge in specialized gas processing and separation technologies and to combine the parties' R&D and sales capabilities.

3.4 Finally, the Proposed Transaction will enhance the financial stability of the Target Group and provide for greater capital raising capabilities (given that ASPI is listed on the NSE) which is required in order for the Target Group to implement its business plan and develop the next phase of its production facilities. The Proposed Transaction will therefore benefit existing shareholders of Renergen and will provide shareholders with a premium on their investment.

4. ACTIVITIES OF THE MERGER PARTIES

4.1 Target Group

4.1.1 The Target Group's activities in South Africa are carried out through Tetra4. Renergen holds 94.5% of the issued shares in Tetra4 with the balance (5.5%) being held by Mahlako Gas Energy Proprietary Limited ("**Mahlako**") being an HDP.[9]

4.1.2 The Target Group is in the developmental phase for the extraction, production and supply of LNG and liquid helium ("**Phase 1**"). Once Phase 1 is completed, the Target Group intends to significantly expand operations. This includes the drilling of new production wells, constructing an additional natural gas gathering network of pipes and building a larger processing and liquefaction facility ("**Phase 2**"). The facility will enable the Target Group to increase the production and supply of LNG and liquid helium. To support the roll-out of Phase 2, the Target Group will also

[9] Mahlako does not have control of Tetra4 within the meaning of section 12(2) of the Competition Act.

increase its distribution network with an increased number of road tankers and dispensing facilities.

4.1.3 The Target Group supplies LNG from the Virgina Gas Project in Virginia, Free State.[10]

4.1.3.1 LNG is natural gas that has been cooled down to minus 162 degrees Celsius and is in liquid form. Natural gas is non-toxic, odourless, colourless, tasteless and has the benefit of being a cleaner fuel with lower environmental omissions when comparted to more traditional fossil fuels such as coal, crude oil, diesel, petrol and paraffin.[11]

4.1.3.2 LNG is typically used for energy consumption in the commercial, transport, power, residential, chemical and industry sectors.

4.1.3.3 Natural gas is extracted by Renergen from the underlying geology in the Free State. The gas (mainly made up of methane) rises through faults and fissures in the geology of the basis and is eventually trapped under a dolomite layer approximately 400m to 500m below the surface. A borehole type drilling machine is used to extract the gas which is then conveyed via pipeline to Renergen's specialised cryogenic plant where the methane is liquified at minus 162 degrees Celsius.

4.1.3.4 LNG is stored in tanks and can be transported over long distances by road.

4.1.4 The Target Group has commercialised the sale of liquid helium but has to date only made one sale on the spot market in South Africa. The Target Group intends to sell approximately 20% of its liquified helium to industrial gas companies in South Africa with the balance being exported to Europe and the United States from phase 1, while the majority of its Phase 2 volumes will be exported to international markets.

4.1.5 The Target Group also developed Cryo-Vacc technology, which offered transportation of vaccines at low temperature without any electrical power. This was developed to support Covid vaccine roll-out and is not currently in operation.

4.1.6 For more information on the activities of the Target Group please see www.renergen.co.za.

4.2 **Acquiring Group**

4.2.1 The Acquiring Group is an advanced materials company dedicated to the development of technology and processes for the enrichment of isotopes for the

[10] The Target Group also has exploration rights in Evander for the exploration of petroleum and associated byproducts as defined in the Mineral and Petroleum Resources Development Act.

supply of critical materials such as carbon, molybdenum, ytterbium and silicon to the global market.[12]

4.2.2 The Acquiring Group recently commissioned an isotope enrichment plant in Pretoria and has commenced production of Silicon 28 and Carbon 14 on behalf of global customers. ASPI has also completed the commissioning phase and are commencing production of commercial samples of highly enriched Ytterbium (Yb-176) at its Yb-176 enrichment facility in Pretoria. The Acquiring Group, through PET Labs, serves a number of commercial customers within the South African market. For completeness, we provide a brief overview of the enrichment of isotopes.

4.2.2.1 Isotopes are two or more types of atoms that have the same atomic number (number of protons in their nuclei) and position in the periodic table (and hence belong to the same chemical element), and that differ in nucleon numbers (mass numbers) due to different numbers of neutrons in their nuclei. While all isotopes of a given element have almost the same chemical properties, they have different atomic masses and physical properties.

4.2.2.2 Isotope enrichment is the process of concentrating specific isotopes of a chemical element by removing other isotopes. The Acquiring Group's enrichment technology is called ASP.

4.2.3 The successful enrichment of isotopes by the Acquiring Group will enable the Acquiring Group to supply stable isotopes to the following industries:

4.2.3.1 Medical Isotopes: The production of radioisotopes plays a pivotal role in nuclear medicine and can be used in a wide range of diagnostic and therapeutic procedures, including cardiological conditions, cancer and neurological disorders.

4.2.3.2 Semiconductors: The manufacturing of computer chips comes with high energy consumption and increased cooling requirements which raises operational costs. The benefit of using enriched isotopes (silicon-28) in the manufacturing of computer chips is that it provides superior thermal and electrical properties, which enhance the performance, efficiency and reliability of semiconductor devices and nanotechnology applications.

4.2.3.3 Nuclear energy: The Acquiring Group is aiming to enable the commercialization of small modular reactors ("SMRs") and molten salt reactors. SMRs are widely regarded as the next wave in nuclear energy production and are anticipated to deliver affordable green energy.

4.2.4 PET Labs is a radiopharmaceutical company, dedicated to nuclear medicine and the science of radiopharmaceutical production. PET Labs is a supplier of medical

[12] The Acquiring Group has completed an isotope enrichment plant (based in Pretoria) for the supply of light isotopes such as carbon but has not yet commenced commercial supply.

isotopes, fluorinated radioisotopes and active pharmaceutical ingredients to South Africa and sub-Saharan Africa.

5. COMPETITION ASSESSMENT

5.1 There is no horizontal overlap between the activities of the Acquiring Group and Target Group in South Africa. The Acquiring Group and Target Group also do not supply competitors of each other with any product or service. The Proposed Transaction will therefore not raise any unilateral or coordinated effects concerns, nor will it raise any foreclosure (customer or input) concerns.

5.2 Given that there are no horizontal or vertical overlaps between the activities of the merger parties, we submit that it is not necessary to conclude on the exact scope of any potentially relevant market for purposes of assessing the impact of the Proposed Transaction on competition.

5.3 Nevertheless, to facilitate the Commission's review and approval of the Proposed Transaction, we provide market share estimates of the Target Group for the supply of natural gas in South Africa.[13]

Table 1: Estimated market shares for the supply of natural gas in South Africa

Competitor	Market Share
Renergen	Less than 1%
Sasol	Greater than 99%
Total	**100%**

Source: Target Group best estimates

6. PUBLIC INTEREST

6.1 The public interest assessment must be conducted independently of the competition assessment. If a merger raises no competition concerns and can be justified on the public interest grounds in section 12A(3) of the Competition Act, then the merger must be approved.

6.2 Renergen's financial position faces significant liquidity concerns. [redacted] to complete Phase 1 of the Virginia Gas Project.

6.3 The Proposed Transaction and anticipated subsequent investments by ASPI -

6.3.1 addresses Renergen's immediate liquidity needs, providing the necessary capital to complete Phase 1 and progress to Phase 2 of the Virginia Gas Project;

6.3.2 enhances Renergen's ability to accelerate its business plan, leveraging (i) expertise of recently appointed Kinley Exploration who are supporting reservoir engineering, well design and location for both remaining planned wells for Phase 1 and Phase 2, (ii) recent operational milestones such as the completion of the

[13] Approximately [redacted] of the Target Group's turnover during the past 12 months was derived from the sale of LNG. We therefore do not provide estimated market share information for the supply of liquid helium and the development of Cryo-Vacc technology.

liquid helium production train and (iii) increased LNG production from the completion and ramp up of the plant;

6.3.3 offers existing Renergen shareholders, including HDP shareholders, a premium on their investment, as the Scheme and Standby Offer is structured to deliver value above the current share price;

6.3.4 unlocks the potential the Virginia Gas Project holds with Phase 2 and beyond, allowing both ASPI and Renergen's shareholders to participate in the development of the Virginia Gas Project, but also allowing Renergen shareholders to participate in the development of ASPI's business in speciality gases;

6.3.5 creates a strategic materials company with vertical and horizontal business integration from which all shareholders will benefit; and

6.3.6 [redacted]

6.4 The merged entity will benefit from ASPI's US Capital Markets expertise, as well as its Nasdaq listing which has attracted US and Global institutional investors who understand how fragile critical material supply chains are globally. In addition to the benefits identified in paragraph 6.2 above, ASPI will introduce the Trust at Tetra4 to increase the ownership of HDPs and workers and assist the HDP communities surrounding the Virginia production facilities of the Target Group. ASPI is prepared to proceed with the Proposed Transaction on the basis that the introduction of the Trust is made a condition to the approval.

6.5 The Proposed Transaction will therefore have a substantial positive impact on the public interest grounds listed in section 12A(3) of the Competition Act and can therefore be justified.

Promotion of HDP and worker ownership

6.6 The value of the issued shares held by existing shareholders of Renergen will not be negatively impacted by the Proposed Transaction. As explained in paragraph 2.3.3 above, each Renergen shareholder will receive 0.09196 ASPI shares for each Renergen share. The implementation of the Proposed Transaction therefore secures the investment of (HDP) shareholders in Renergen, while at the same time providing Renergen shareholders with greater exposure to a globally based company.

6.7 The shareholding of [redacted] in Tetra4 will also not be negatively impacted by the Proposed Transaction and it will continue to hold 5.5% of the ordinary shares in Tetra4 following completion of the Proposed Transaction.

6.8 Notwithstanding the above, ASPI will within [redacted] following completion of the Proposed Transaction introduce the Trust at Tetra4 which will hold [redacted] of the issued share capital of Tetra4, if the Proposed Transaction is implemented by way of the Scheme.[14] The beneficiaries of the Trust will be employees of Renergen and HDP communities

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[14] ASPI may not hold all of the ordinary issued share capital of Renergen if the Proposed Transaction is not implemented in terms of the Scheme. ASPI will only acquire the shareholding of existing shareholders that are prepared to sell their shares to ASPI in terms of the Standby Offer or [redacted]

surrounding the production facilities of Renergen in Virginia. [redacted] It is anticipated that the Trust will be designed to invest the dividends it receives in infrastructure and education initiatives for the benefit of the beneficiary communities. The Trust aims to support transformation and empowerment objectives by enabling meaningful participation of HDPs while ensuring direct, long-term economic and social benefits for local stakeholders.

Employment

6.9 The Proposed Transaction will not have a negative impact on employment and will not result in any retrenchments.

6.10 [redacted] and may result in an increase in employment if the Proposed Transaction and business plan (including Phase 2) of Renergen is successfully be implemented.

Impact of the Proposed Transaction on a particular industrial sector or region

6.11 The Proposed Transaction will not have a negative impact on the operations of the Target Group and the merger parties therefore submit that the Proposed Transaction will not have a negative impact on any industrial sector or region in South Africa.

6.12 The Proposed Transaction will also have a positive impact on a particular industrial sector or region. The Target Group has production facilities in Virginia and the Proposed Transaction and subsequent investment by ASPI will enable Renergen to increase production of LNG and liquid helium (Phase 2). An increase in the production and supply of LNG will significantly benefit customers in that it will provide an alternative source of supply to the incumbent, while the commercialisation and supply of liquid helium (primarily to export markets) may create job opportunities in South Africa.

The ability of small and medium businesses, or firms controlled by historically disadvantaged persons to effectively enter into, participate in or expand within the market.

6.13 The Proposed Transaction will not have an impact on the ability of small and medium businesses or firms controlled by HDPs to effectively enter into, participate in or expand within the market.

The ability of national industries to compete in international markets.

6.14 The Proposed Transaction will not have an impact on the ability of national industries to compete in international markets.

7. CONCLUSION

7.1 In light of the above, it is clear that the Proposed Transaction –

7.1.1 will not give rise to any horizontal concerns;

7.1.2 does not rise to any input or customer foreclosure concerns; and

7.1.3 will have a substantial positive impact on the public interest grounds set out in section 12A(3) of the Competition Act.

7.2 Accordingly, it is respectfully submitted that the Proposed Transaction should be approved.
